Exhibit 10.8

Multnomah County Official Records	2018-006498
E Murray, Deputy Clerk

01/18/2018 02:01:38 PM
1R-LOCINST Pgs=24 Stn=36 HENTGESB
$120.00 $11.00 $6.00 $20.00	$157.00

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Denis C. Braham, Esq.
Winstead PC
600 Travis, Suite 5200
Houston, Texas 77002
LINE OF CREDIT INSTRUMENT
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING
BY
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company,
as Trustor
TO
CHICAGO TITLE INSURANCE COMPANY,
a Nebraska corporation,
as Trustee
for the benefit of
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
as Beneficiary
January 18, 2018
STATUTORY NOTICES:
A.Maximum principal amount to be advanced: $51,400,000.00.
B.Scheduled Maturity Date, exclusive of any option to renew or extend such     maturity date: February 1, 2023

C.	The address of the entity holding a lien or other interest created by this instrument is:
Metropolitan Life Insurance Company, a New York corporation

i

One MetLife Way,
Whippany, New Jersey 07981-1449
Attention: Senior Vice President, Real Estate Investors

Page

D.	The tax account number(s) of the property subject to the lien or in which the interest is created is:
Account No.:     R246298

E.	THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH ORS 79.0502.

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DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
DEFINED TERMS

Execution Date: January 18, 2018
Note: The Promissory Note dated as of the Execution Date made by Trustor to the order of Beneficiary in the principal amount of up to $51,400,000.00, together with all extensions, renewals, modifications, restatements and amendments thereof. The stated maturity date of the Note is February 1, 2023, subject to two (2) one (1) year options to extend the maturity date, as more particularly set forth in the Loan Agreement.

Beneficiary & Address: Metropolitan Life Insurance Company, a New York corporation
One MetLife Way,
Whippany, New Jersey 07981-1449
Attention: Senior Vice President, Real Estate Investors
Re: 401-421 SW 6th Avenue, Portland
With a copy to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President
And to: Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

Trustor & Address (Chief Executive Office):
KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Senior Vice President of Asset Management

With a copy to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

i
DEED OF TRUST

And to: KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Bryce Lin, Director of Finance and Reporting

And to:                             KBSGI 421 SW 6th Avenue, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief    Legal Officer

And to:                             Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

Trustee: Chicago Title Insurance Company, a Nebraska corporation
Liable Party & Address: KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos, Vice President of Asset Management

With a copy to: KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Todd Smith, VP, Controller REIT Corporate Accounting

And to:                                KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Bryce Lin, Director of Finance & Reporting

DEED OF TRUST

And to:                              KBSGI REIT Properties, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

And to:                                Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: Bruce Fischer, Esq.

County (the “County”) and State in which the Property is located: Multnomah County, State of Oregon
Use: A 14-story office building containing approximately 224,122 square feet of rentable area with 11,346 square feet of ground floor retail space on approximately 0.46 acres of land
Insurance: Commercial General Liability: Required Liability Limit: $50,000,000.00
Address for Insurance Notification:
Metropolitan Life Insurance Company,
its affiliates and/or successors and assigns
One MetLife Way
Whippany, New Jersey 07981-1449
Attention: Real Estate Investors Insurance Management

Or such other designee and/or address as may be provided in writing by Beneficiary.

Loan Documents: The Note, this Deed of Trust, the Loan Agreement, the Assignment of Leases and any other documents related to the Note and/or this Deed of Trust and/or the Loan Agreement (except the Unsecured Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Loan Agreement: Loan Agreement dated as of the Execution Date and executed by Trustor and Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Assignment of Leases: Assignment of Leases dated as of the Execution Date and executed by Trustor for the benefit of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

DEED OF TRUST

Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

Guaranty: Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Beneficiary, together with all extensions, renewals, modifications, restatements and amendments thereof.

The Unsecured Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms (except as expressly set forth therein).

Defined Terms: Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

DEED OF TRUST

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (together with all extensions, renewals, modifications, restatements and amendments hereof, this “Deed of Trust”) is entered into as of the Execution Date by Trustor, as grantor, to Trustee, as trustee, for the benefit of Beneficiary, as beneficiary, with reference to the following Recitals:
RECITALS
A.    This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Loan Agreement, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Trustor under any of the Loan Documents (collectively, the “Secured Indebtedness” and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.
B.    Trustor makes the following covenants and agreements for the benefit of Beneficiary and Beneficiary’s successors and assigns and any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors, and Trustee.
NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:
ARTICLE 1
GRANT OF SECURITY
1.1    REAL PROPERTY GRANT. In order to secure the Secured Indebtedness and the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents, Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, for the benefit of Beneficiary, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:
(a)    That certain real property located in the County and State which is more particularly described in Exhibit A attached to this Deed of Trust or any portion of such real property; all easements, rights‑of‑way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting such real property (collectively, the “Land”);
(b)    All things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building

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service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);
(c)    All present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or the Improvements and all deposits made with respect to the Land and/or the Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, all insurance proceeds payable to Trustor in connection with the Land and/or the Improvements whether or not such insurance coverage is specifically required under the terms of the Loan Agreement and all security deposits in excess of an amount equal to one month’s rent under all Leases (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);
(d)    All damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;
(e)    All proceeds and claims arising on account of any damage to, or Condemnation of any part of the Land and/or the Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or the Improvements;
(f)    All licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or the Improvements; and
(g)    All names by which the Land and/or the Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or the Improvements.
TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.
1.2    PERSONAL PROPERTY GRANT. Trustor hereby irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest in the following personal property which is collectively referred to as the “Personal Property”:
(a)    Any portion of the Real Property which may be personal property, and all

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other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property, to the extent owned by Trustor;
(b)    All rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;
(c)    All plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;
(d)    All equipment, machinery, fixtures, goods, accounts, general intangibles, promissory notes, letter of credit rights, investment property, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of these items;
(e)    All sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale;
(f)    All proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, insurance awards, condemnation awards or otherwise,) or to which Trustor otherwise becomes entitled, all “accounts,” “general intangibles,” “instruments,” and “investment property,” in each case as defined in the Oregon Uniform Commercial Code constituting or relating to the foregoing; and
(g)    If the Interest Rate Cap Agreement is entered into, all rights of Trustor and the Rate Protection Party under the Interest Rate Cap Agreement and under the Collateral Assignment, including, without limitation, all rights of Trustor and/or the Rate Protection Party in and to any and all of the proceeds of such Interest Rate Cap Agreement which are hereby assigned to Beneficiary.
All of the Real Property and the Personal Property are collectively referred to as the “Property.”
1.3    CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Trustor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released and reconveyed by Trustee and/or Beneficiary in accordance with the laws of the State.

DEED OF TRUST

ARTICLE 2
TRUSTOR COVENANTS
Trustor covenants and agrees that:
2.1    PERFORMANCE BY TRUSTOR. Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.
2.2    INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.
2.3    WARRANTY OF TITLE.
(a)    Trustor represents and warrants that it holds good and indefeasible fee simple absolute title to the Land, and that it has the right and is lawfully authorized to sell, convey, encumber and grant a security interest in the Property subject only to the Permitted Exceptions. The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens other than real estate taxes for the calendar year 2018 that are not yet due or payable.
(b)    Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons or entities claiming any interest in the Property.
2.4    TAXES, LIENS AND OTHER CHARGES.
(a)    Trustor shall pay all Impositions in accordance with the Loan Agreement.
(b)    In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 7.6 of this Deed of Trust for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

DEED OF TRUST

2.5    SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
(a)    Trustor shall immediately notify Beneficiary of the commencement, or receipt of written notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Trustor shall appear in and defend any Actions.
(b)    Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Beneficiary shall provide Liable Party with a courtesy copy notifying Liable Party of Beneficiary’s institution, maintenance or participation in such Actions, but such notice to Liable Party shall not be a condition precedent or impediment to Beneficiary’s ability to institute, maintain or participate in such Actions. Upon the written request of Trustor, not more than one time per calendar quarter, Beneficiary shall provide Trustor with an update with respect to such Actions. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 7.6 hereof.
2.6    COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, Beneficiary may enforce Beneficiary’s rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.
2.7    PERFORMANCE OF OTHER AGREEMENTS. Trustor shall observe and perform each and every term, covenant and provision to be observed or performed by Trustor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.
ARTICLE 3
INSURANCE
3.1    REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES. During the term of this Deed of Trust, Trustor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Trustor and the Property as required pursuant to the Loan Agreement.
3.2    ASSIGNMENT TO BENEFICIARY. To the extent the insurance requirements in Section 6.1 of the Loan Agreement are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor

DEED OF TRUST

in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under these insurance policy(ies) shall pass to the transferee of the Property. Notwithstanding the foregoing to the extent the insurance requirements in Section 6.1 of the Loan Agreement are satisfied using a blanket policy, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall pass to the transferee of the Property.
ARTICLE 4
LEASES
Pursuant to the Assignment of Leases, Trustor has assigned the Leases and the Rents and Profits to Beneficiary. Trustor acknowledges that it is permitted to collect certain of the Rents and Profits pursuant to Beneficiary’s rights as set forth in the Assignment of Leases.
ARTICLE 5
TRUSTOR AGREEMENT AND FURTHER ASSURANCES
5.1    FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney‑in‑fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.
5.2    SPLITTING OF DEED OF TRUST. Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion (and at its sole cost and expense), shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Trustor shall cooperate (at no cost, potential liability or expense to Trustor) with reasonable requests of Beneficiary in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor (except to a de minimis

DEED OF TRUST

extent) than those contained herein and in the Note, and (y) which do not (except to a de minimis extent) increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Trustor fails to execute and deliver such documents to Beneficiary within five (5) business days following such request by Beneficiary, Trustor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Trustor ratifying all that such attorney shall do by virtue thereof. Beneficiary shall reimburse Trustor for Trustor’s reasonable and verified third-party attorneys’ fees related to Trustor’s cooperation under this Section 5.2.
5.3    REPLACEMENT OF NOTE. Upon written notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.
5.4    SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.
ARTICLE 6
DUE ON SALE/ENCUMBRANCE
6.1    BENEFICIARY RELIANCE. Trustor acknowledges that Beneficiary has examined and relied on the experience of Trustor and its general partners, members, principals and (if Trustor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Trustor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Secured Indebtedness and the performance of the Unsecured Obligations. Trustor acknowledges that Beneficiary has a valid interest in maintaining the value of the Property so as to ensure that, should Trustor default in the repayment of the Secured Indebtedness or the performance of the Unsecured Obligations, Beneficiary can recover the Secured Indebtedness by a sale of the Property.
6.2    NO TRANSFER. Trustor shall not permit or suffer any Transfer to occur, unless specifically permitted by Article VIII of the Loan Agreement, the provisions of which are hereby incorporated by reference into this Deed of Trust to the same extent and with the same force as if fully set forth herein.
6.3    BENEFICIARY’S RIGHTS. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Secured Indebtedness immediately due and payable upon a Transfer without Beneficiary’s

DEED OF TRUST

consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous Transfer.
ARTICLE 7
DEFAULTS AND REMEDIES
7.1    EVENTS OF DEFAULT. The term “Event of Default” as used in this Deed of Trust shall have the meaning assigned to such term in the Loan Agreement.
7.2    REMEDIES UPON DEFAULT. Upon the happening and during the continuance of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies in addition to any other remedies under Oregon law:
(a)    Foreclosure. Institute a judicial foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the lesser of (i) the Default Rate or (ii) the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or
(b)    Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary (subject to any laws of the State allowing Trustor to direct the order in which parcels are sold) may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property in accordance with applicable law, and from time to time may further postpone the sale in accordance with applicable law; and/or
(c)    Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

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(d)    Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver and hereby agree not to object to such appointment. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under Oregon Law.
7.3    APPLICATION OF PROCEEDS OF SALE. To the fullest extent permitted by applicable law, Trustee shall apply the proceeds of the sale to payment of:  (a) the costs and expenses of exercising the power of sale and of the sale, including the payment of the Trustee’s and attorneys’ fees; (b) the cost of any evidence of title procured in connection with such sale; (c) all sums expended under the terms of this Deed of Trust not then repaid, with accrued interest at the interest rate provided in the Note from date of expenditure; (d) all other sums then secured by this Deed of Trust; and (e) the remainder, if any, to the person or persons legally entitled thereto.  Subject to the foregoing, in the event of a sale of the Property pursuant to Section 7.2 of this Deed of Trust, to the extent permitted by law, Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.
7.4    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE NOTE, THIS DEED OF TRUST OR ANY OF THE LOAN DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.
7.5    BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, following the expiration of any applicable notice or grace period provided herein, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 7.5 shall be reimbursed to Beneficiary in accordance with Section 7.6 hereof.
7.6    BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a

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part of the Secured Indebtedness, (2) bear interest at the Interest Rate from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate from the date of such demand. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.
7.7    FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 7.6 hereof for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.
7.8    WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.
7.9    INDEMNIFICATION OF TRUSTEE. To the extent permitted by applicable law, except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. To the extent permitted by applicable law, Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.
7.10    ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.
7.11    SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or any successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument completed in compliance with applicable law shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

DEED OF TRUST

ARTICLE 8
SECURITY AGREEMENT
8.1    SECURITY AGREEMENT. THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE AND ANY OTHER APPLICABLE LAW WITH RESPECT TO THE PERSONAL PROPERTY AND IS FILED AS A FIXTURE FILING WITH RESPECT TO GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE LAND OR THE IMPROVEMENTS. UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD. WITH RESPECT TO SUCH FIXTURE FILING, THE FOLLOWING INFORMATION IS PROVIDED:

Name of Debtor:	KBSGI 421 SW 6th Avenue, LLC
Address of Debtor:	c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attention: Todd Smith, VP, Controller REIT Corporate Accounting
Name of Secured Party:	Metropolitan Life Insurance Company, a New York corporation
Address of Secured Party:	425 Market Street, Suite 1050 San Francisco, California 94105 Attention: Vice President
8.2    CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or the Improvements.

DEED OF TRUST

8.3    PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of UCC Section 9-334 (ORS 79.0334), as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:
(a)    Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.
(b)    Trustor shall pay all sums and perform all obligations secured by the security agreement. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.
(c)    Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non‑negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.
(d)    The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.
8.4    REPRESENTATIONS AND WARRANTIES. Trustor warrants, represents and covenants as follows:
(a)    To the best knowledge of Trustor, Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.
(b)    To the best knowledge of Trustor, the Personal Property has not been used, and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.
(c)    Trustor will not remove the Personal Property without the prior written consent of Beneficiary (which consent shall not be unreasonably withheld, conditioned or delayed), except

DEED OF TRUST

the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
(d)    To Trustor’s knowledge, this Deed of Trust, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Real Property, subject only to the Permitted Exceptions and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property (including the Leases).
(e)    None of the Permitted Exceptions, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, the Assignment of Leases, or any of the other Loan Documents, materially and adversely affect the value of the Property, impair the use or operations of the Property, or impair Trustor’s ability to perform its obligations under the Loan Documents and the Indemnity Agreement in a timely manner.
ARTICLE 9- EXCULPATION
The provisions of Section 12.20 of the Loan Agreement are hereby incorporated by reference into this Deed of Trust to the same extent and with the same force as if fully set forth herein.
ARTICLE 10- NOTICES
All notices or other written communications hereunder shall be delivered in accordance with Section 12.5 of the Loan Agreement.
ARTICLE 11- APPLICABLE LAW
This Deed of Trust shall be construed and enforced in accordance with the laws of the State.
ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1    NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

DEED OF TRUST

12.2    HEIRS AND ASSIGNS; TERMINOLOGY.
(a)    This Deed of Trust and all other Loan Documents are binding upon Trustor, Beneficiary, and Trustee, their heirs, representatives, administrators, executors, successors and permitted assigns and inures to the benefit of and is enforceable by Beneficiary, its successors, endorsees and assigns (including, without limitation, any entity to which Beneficiary assigns or sells all or any portion of its interest in the Loan). Unless expressly otherwise provided herein, the term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party(ies).
(b)    In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
12.3    SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.
12.4    CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.
12.5    TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.
12.6    NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.
12.7    NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.
12.8    ENTIRE AGREEMENT. This Deed of Trust, the Note, the other Loan Documents, the Guaranty and the Unsecured Indemnity Agreement (collectively, the “Written Agreements”) constitute a final expression of the agreement between Trustor and Beneficiary and the Written Agreements may not be contradicted by evidence of any alleged oral agreement or understanding, and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

DEED OF TRUST

12.9    NO THIRD PARTY BENEFICIARIES. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third‑party beneficiary or otherwise, except as expressly provided herein.
12.10    ORAL LOAN AGREEMENTS. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.
12.11    NON-RESIDENTIAL TRUST DEED. Trustor represents that this Deed of Trust is not a “residential trust deed” as defined in ORS 86.705(6).
[Remainder of Page Intentionally Left Blank]

DEED OF TRUST

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative as of the Execution Date.
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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ACKNOWLEDGMENT

A notary public or other officer completing this
certificate verifies only the identity of the
individual who signed the document to which this
certificate is attached, and not the truthfulness,
accuracy, or validity of that document.

STATE OF CALIFORNIA    )
) ss.
COUNTY OF ORANGE    )

On JANUARY 10, 2018, before me, D. MONTGOMERY, NOTARY PUBLIC, personally appeared CHARLES J. SCHREIBER, JR., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature /s/ D. Montgomery (Seal)

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EXHIBIT A
PROPERTY DESCRIPTION
All that certain real property situated in the County of Multnomah, State of Oregon, described as follows:

Lots 1, 2, 3 and 4, Block 176, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

DEED OF TRUST	S-2